UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 20, 2009

PERFORMANCE HEALTH TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-52647	841474432
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

427 Riverview Plaza, Trenton, NJ	08611
(Address of Principal Executive Offices)	(Zip Code)

Our telephone number, including area code:  (609) 656-0800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of us under any of the following provisions (see General Instruction A.2. below):

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

James E. Bartolomei has resigned as Chief Financial Officer of Performance Health Technologies, Inc. (the “Company”), effective as of June 5, 2009. James Bartolomei is a partner at the accounting firm of Bartolomei Pucciarelli, LLC which has provided accounting services to the Company. The Company does not have plans to appoint a new Chief Financial Officer at this time.

Section 8 – Other Events

Item 8.01	Other Events

The Company has put substantially all of its operations and business activities on hold due to the Company’s inability to obtain the financing necessary to continue to operate its business. The Company became a public reporting company under the Securities and Exchange Act of 1934, as amended (the “1934 Act”), in July 2007 with the goal of attracting sufficient capital to execute its business plan and objectives. Market makers began quoting its common stock on the OTC Bulletin Board in July 2008. The Company has explored several potential financing alternatives since such time which have not come to fruition.  The Company has recently engaged in extensive financing discussions with one potential investor group in particular but to date financing terms, which would require significant restructuring of the Company’s outstanding obligations as a prerequisite to financing, have not been agreed upon.  No assurances can be given that there will be further discussions with this investor group or even if so, that financing terms could be agreed upon, that any restructuring requirements agreed upon could be achieved or that any financing would ultimately be consummated.

The Company has determined that it is unable to continue to operate or to file further periodic reports under the 1934 Act with the Securities and Exchange Commission (the “SEC”) due to the Company’s lack of resources.  The Company’s management had been providing services to the Company without compensation for a significant period of time while diligently pursuing potential financing alternatives.  The Company’s management will continue to provide only limited services to the Company on an as-needed basis and, along with the Company’s Board of Directors, will assess any possible future financing options.

The Company is non-compliant with NASD Rule 6530 (the “Eligibility Rule”) for failure to file with the SEC an Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and a Quarterly Report on Form 10-Q for the quarter ended March 31, 2009.  The OTC Bulletin Board ceased quoting the Company’s common stock as of May 20, 2009.  The Company’s common stock may continue to be quoted through various market makers on the Pink Sheets Electronic Quotation Service published by the National Quotation Bureau under the symbol “PFMH”.  The Pink Sheets is a centralized quotation service that collects and publishes market maker quotations of securities.

The Company has been advised by the transfer agent for the Company’s common stock that the transfer agent is no longer acting as transfer agent for the Company’s common stock and will no longer process requests to transfer the Company’s common stock due to the Company’s failure to pay outstanding balances owed to the transfer agent.  The Company has been further advised that the transfer agent has notified Depository Trust Company and the financial community to this effect.

As reported in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, as of September 30, 2008 the Company had $12,596,325 in total current liabilities, which included $787,999 in accounts payable, $357,144 in accrued salaries and interest, $107,324 in accrued expenses, $663,781 in non-convertible notes payable, $4,058,270 in convertible notes payable, $38,675 in accrued interest on the non-convertible notes, and $837,246 in accrued interest on the convertible notes. The Company does not have the resources necessary to prepare updated financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

Date:  June 30, 2009

PERFORMANCE HEALTH TECHNOLOGIES, INC.
(Registrant)

By:	/s/ Robert D. Prunetti
Robert D. Prunetti
Chief Executive Officer